Exhibit 99

Form 4 Joint Filer Information

Name:	Pegasus Capital, LLC
Address:	C/O Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807
Date of Event Requiring Statement:	12/09/11
Name:	PCA LSG Holdings, LLC
Address:	C/O Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807
Date of Event Requiring Statement:	12/09/11